SideChannel

SideChannel, Inc.

OTCQB: SDCH

Safe Harbor Statement

This presentation may contain forward-looking statements, including information about management's view of SideChannel's future expectations, plans and prospects, subject to the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes", "hopes", "expects", "intends", "plans", "anticipates", or "may", and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act and otherwise. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of SideChannel to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, our ability to integrate the operations of the acquired company into our company; that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; that COVID-19 has materially adversely affected our operations and may continue to have a material adverse impact on our operating results in the future; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Forms 10-K, 10-Q and 8-K. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on SideChannel's future results. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this presentation are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.

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2023 Warrant Exchange

We are offering to convert 55.5 million warrants with $0.36 exercise price and April 2026 expiration dates…

…into 9.3 million shares of common stock and 22.2 million new warrants.

Warrant Exchange Offer Rationale

- **Pursuing growth** through organic initiatives and acquisition opportunities.
- **Considering an uplist** on a national stock exchange.
- The warrants contain **anti-dilution and ratchet clauses** that impede the company's ability to effectively engage the capital markets in support of these objectives.
- The company believes the **warrants are inhibiting** its **ability to grow and create value**.

2023 Warrant Exchange

- 1 share of stock for every 6 current warrants
- 1 new warrant for every 2.5 current warrants
- Cashless exchange, no cash payments required
- Expires December 15, 2023

SideChannel

New Warrant Terms

- $0.18 exercise price
- 5-year term (December 2028)
- Cashless option
- No toxic clauses
- $0.36 forced conversion
  - ➢ Trades above $0.36 for 30 days

2021 Investor Warrant Exchange Calculation

- Multiply current warrant quantity by:
  - 0.167 for stock
  - 0.400 for new warrant
- Round up to the next 1 share and warrant

555,556 warrants	555,556 warrants
X 0.167 conversion rate	x 0.400 conversion rate
92,778 common shares	222,223 new warrants

Exchange Process

- Execute Letter of Transmittal ("LOT")
- Shares issued to all participants on the offer expiration date
- Shares issued as book entry by Computershare
- Covered by 2021 S1
- No holding period

Q&A

Brian Haugli
brian@sidechannel.com

Ryan Polk
ryan@sidechannel.com

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